SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C.

                                   FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 1997


                                The Ryland Group, Inc.
                             -----------------------------
                   (Exact name of registrant as specified in its charter)



      Maryland		                     1-8029             		   52-0849948
     -------------                ------------           ----------------
(State or other jurisdiction				(Commission File No.)	   	(IRS Employer
  incorporation)							                                  Identification No.)



11000 Broken Land Parkway, Columbia, Maryland					           21044
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(Address of principal executive offices)					             	(Zip Code)


Registrant's telephone number, including area code:  (410) 715-7000



                                  Not Applicable
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           (Former name or former address, if changed since last report)


Item 5. Other Events

RYLAND ANNOUNCES INCREASE IN COMMON STOCK REPURCHASE PROGRAM

The Ryland Group, Inc., (NYSE: RYL) announced today that its board of directors has authorized the repurchase of 400,000 shares of common stock which is in addition to the Company's previously announced share repurchase program of 10 percent of its outstanding shares of common stock. The Company has substantially completed the originally authorized repurchase program and expects to repurchase the additional authorized shares in the open market or in privately negotiated transactions through its repurchase agent, SBC Warburg Dillon, Read Inc., subject to market conditions and values. The authorization to repurchase the additional shares brings the Company's total repurchase authorization to 2.0 million shares.



SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               The Ryland Group, Inc.
                                               -----------------------------
                                               (Registrant)



Date: October 9, 1997                         /s/ Michael D. Mangan
                                              ------------------------------
                                              Michael D. Mangan
                                              Executive Vice President
                                              Chief Financial Officer